                                                                   Exhibit 3.155


      [GRAPHIC OMITTED]
                        State
                           of
                        California

================================================================================
                          SECRETARY OF STATE'S OFFICE

                              CORPORATION DIVISION

      I, TONY MILLER, Acting Secretary of State of the State of California, hereby certify:

      That the annexed transcript has been compared with the corporate record on file in this purports to be a copy, and that same is full, true and correct.

                                      IN WITNESS WHEREOF, I execute
                                            this certificate and affix the Great
                                            Seal of the State of California this

                                                              JUL 5 1994
                                                        ------------------------

[SEAL OF THE STATE OF CALIFORNIA OMITTED]

                                                       /s/ Tony Miller

                                                       Acting Secretary of State

================================================================================

                                                        ENDORSED
                                                         FILED
                                        In the office of the Secretary of State
                                               of the State of California

                                                      AUG 29 1975

                                        EDMUND G. BROWN, Jr., Secretary of State
                                                     By BILL HOLDEN
                                                         Deputy

                           ARTICLES OF INCORPORATION
                                       OF
                           MIRAMAR PUBLISHING COMPANY


                                       I

                     The name of this corporation shall be

                           MIRAMAR PUBLISHING COMPANY

                                       II

            The specific business in which the corporation will primarily engage is the publication of trade magazines.

                                      III

            The purposes for which this corporation is formed in addition to conducting the primary business hereinbefore described, are the following:

      (1) To engage in one or more other businesses or transactions which the Board of Directors of the corporation may from time to time authorize or approve, whether related or unrelated to the business described in Article II above or to any other business then or theretofore done by this corporation.

      (2) To purchase, lease, sell, convey, mortgage, hypothecate and/or encumber such real and personal property as may be requisite or necessary in connection with the operation of this corporation.


                                       1.

      (3) To exercise any and all rights and powers which a corporation may now or hereafter exercise.

      (4) To act as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the Board of Directors of this corporation.

      (5) To transact business in the State of California or in any other jurisdiction of the United States Of America or elsewhere in the world.

            The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall, except where otherwise expressed, be in no wise limited or restricted by reference to or inference from the terms or provisions of any other clause but shall be regarded as independent purposes and powers.

                                       IV

            The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is the County of Los Angeles.

                                       V

            This corporation is authorized to issue only one class of shares; the total number of such shares is seven hundred fifty (750); all such shares are to have a par value of one hundred dollars ($100.00) per share; the aggregate


                                       2.

par value of all shares is seventy-five thousand dollars ($75,000.00).

                                       VI

            The number of Directors of the corporation shall be three (3).

                                      VII

            The names and addresses of the persons who are appointed to act as the first Directors of the corporation are:

                  Name                          Address

            Harriet Hamilton              6380 Wilshire Boulevard
                                          Los Angeles, California 90048

            Ann J. Graham                 11320 Exposition Boulevard
                                          Los Angeles, California 90064

            Bonnie J. Black               6330 Green Valley Circle
                                          Culver City, California 90230

            IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the persons named hereinabove as the first Directors of this corporation, have executed these Articles Of Incorporation this 21st day of August, 1973.

                                        /s/ Harriet Hamilton
                                        --------------------
                                        Harriet Hamilton

                                        /s/ Ann J. Graham
                                        --------------------
                                        Ann J. Graham

                                        /s/ Bonnie J. Black
                                        --------------------
                                        Bonnie J. Black


                                       3.

STATE OF CALIFORNIA   )
                      ) ss.
COUNTY OF LOS ANGELES )

            On August 21, 1973, before me, the undersigned, a Notary Public in and for said State, personally appeared HARRIET HAMILTON, ANN J. GRAHAM, and BONNIE J. BLACK, known to me to be the persons whose names are subscribed to the foregoing Articles Of Incorporation and acknowledged that they executed the same.

            WITNESS my hand and official seal.




====================================================
                           OFFICIAL SEAL
[SEAL OMITTED]             AUDREY DEUTSCH                   /s/ Audrey Deutsch
                     NOTARY PUBLIC - CALIFORNIA             ------------------
                         LOS ANGELES COUNTY                 Notary Public
                My Commission Expires Apr. 27, 1976
====================================================


                                       4.

(Department of                        ------------------------------------------
 Corporations                                 DEPARTMENT OF CORPORATIONS
   Use Only)                                       FILE NO., If Any

Fee Paid $___________                 (Insert File Number(s) of Previous Filings
                                            Before the Department, If Any)
Receipt No.__________                 ------------------------------------------

---------------------                 FEE: $25.00

         TO THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA

        Notice of Issuance of Securities Pursuant to Subdivision (h) of
               Section 25102 of the California Corporations Code

--------------------------------------------------------------------------------
Name of Issuer

            MIRAMAR PUBLISHING COMPANY
--------------------------------------------------------------------------------
State of Incorporation

            California
--------------------------------------------------------------------------------
Address of Principal Place of Business
      Number and Street                 City             State        Zip Code

      2048 Cotner Avenue            Los Angeles       California        90025
--------------------------------------------------------------------------------

1. Under the exemption provided by Section 25102(h), shares of voting common stock have been or are proposed to he issued pursuant to this Notice to not more than 10 persons, whose names are set forth below:

      Francis B. Frank
-----------------------------------       --------------------------------------
      James J. Gartland
-----------------------------------       --------------------------------------

-----------------------------------       --------------------------------------

-----------------------------------       --------------------------------------

-----------------------------------       --------------------------------------

2. Immediately after the issuance and sale of such shares, the above-named issuer had or will have only one class of stock outstanding which was or will he owned beneficially by no more than 10 persons.

            Mailed with check for $25.00 on 4/27/78. vn

3. The offer and sale of such shares was not nor will be accompanied by the publication of any advertisement and neither selling expenses nor promotional considerations were or will be given, paid or incurred in connection therewith.

4. Pursuant to the requirements of Section 260.102.6 of Title 10 of the California Administrative Code, all certificates evidencing such shares bear or will bear on their face the legend required by such Section, and a Copy of such Section has been or will be delivered to each issuee or transferee of the shares.

      The undersigned officer of the issuer hereby declares that the foregoing is true under penalty of perjury. Executed at Los Angeles, California this 26 day of April, 1978.

                                                      /s/ James Gartland
                                                      ------------------
                                                            Name

                                                      President
                                                      ------------------
                                                            Title

NOTE If the officer signs this form outside of California, there must be attached a verification executed and sworn to before a notary public.

                               OPINION OF COUNSEL

      I certify that I am an active member of the State Bar of California. On the basis of the facts stated in the foregoing Notice and other information, including representations as to the type of consideration received or to be received, supplied to me by officials and shareholders of the issuer and by proposed issuees, it is my opinion that the exemption from qualification with the Commissioner of Corporations provided by Subdivison (h) of Section 25102 of the California Corporations Code is available for the offer and sale of the shares referred to in this Notice.

                               /s/ Gilbert Woolway
                               -------------------------------------------------
                               Member of the State of California Gilbert Woolway

                               800 West First Street
                               Los Angeles, California 90012
                               -------------------------------------------------
                               Address                                  Tel. No.

                               GILBERT WOOLWAY
                               -------------------------------------------------
                               Firm Name

(This opinion of counsel must be signed by an active member of the State Bar of California. Type name of attorney, address, phone number and firm name, if any, under signature.)

NOTE: If the issuer is a non-California corporation, a Consent to Service of Process as prescribed in the Commissioner's Rule 102.8(b) must be Filed concurrently.

                                                         ENDORSED
                                                          FILED
                                         In the office of the Secretary of State
                                                of the State of California

                                                       JUN 30 1994

                                          TONY MILLER, Acting Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           MIRAMAR PUBLISHING COMPANY

      TIMOTHY NOVOSELSKI and DENISE NOVOSELSKI certify that:

      1. They are the President and Secretary of Miramar Publishing Company, a California corporation, respectively.

      2. Article I of the Articles of Incorporation is hereby amended as follows:

                                       I.

                     The name of this Corporation shall be

                          MIRAMAR COMMUNICATIONS, INC.

      3. The foregoing amendment of the Articles of Incorporation has been duly approved by the directors.

      4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding common shares entitle to vote with respect to the amendment was 100. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The vote required was more than fifty percent (50%).

      The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own respective knowledge, and this Certificate is executed in Los Angeles, California.

DATED: June 8, 1994

                                                   /s/ Timothy Novoselski
                                                   -----------------------------
                                                   TIMOTHY NOVOSELSKI, President

                                                   /s/ Denise Novoselski
                                                   -----------------------------
                                                   DENISE NOVOSELSKI, Secretary